UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2020, LogicBio Therapeutics, Inc. (the “Company”) and its subsidiary LogicBio Australia Pty Limited (the “Australian Sub” and, together with the Company, the “Borrower”) entered into a Second Amendment to the Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent”), and Horizon Credit II LLC, as lender. The Amendment amended the Loan and Security Agreement, dated as of July 2, 2019 (the “Loan Agreement”), by and among the Collateral Agent, the Borrower and the lenders listed on Schedule 1.1 thereto.

The Amendment extended the term during which the Borrower may draw on the $10.0 million aggregate principal term B loan (the “Second Draw Period”). As amended, the Second Draw Period commences on the Second Draw Period Commencement Date (as described below) and ends on the earliest of (i) the date that is thirty (30) days immediately following the Second Draw Period Commencement Date, (ii) March 31, 2021 and (iii) the occurrence of an Event of Default (as defined in the Loan Agreement). The Second Draw Period will not commence if an Event of Default exists on the Second Draw Period Commencement Date. The “Second Draw Period Commencement Date” is the date by which certain development milestones, as described in the Loan Agreement, and equity financing events shall have occurred.

Item 8.01	Other Events.

On September 30, 2020, the Company filed with the Securities and Exchange Commission (“SEC”) a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-234735), pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed underwritten public offering of the Company’s common stock. The Preliminary Prospectus Supplement contains an updated summary description of the Company’s business in the section entitled “Summary,” which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in Exhibit 99.1 updates and supersedes the information provided in the Company’s previous periodic filings with the SEC in order to reflect recent business developments.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	“Summary” of LogicBio Therapeutics, Inc.’s Preliminary Prospectus Supplement dated September 30, 2020, to the Registration Statement on Form S-3 (File No. 333-234735)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Bryan Yoon
Bryan Yoon Chief Administrative Officer and General Counsel

Date: September 30, 2020